UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2007	Commission File Number: 0-15204

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1375874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

Registrant’s telephone number, including area code

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Amendment of Material Compensatory Plan

On December 19, 2007, the National Bank of Blacksburg (National Bank), wholly- owned subsidiary of National Bankshares, Inc. (the Company), in its own right and as successor in interest to Bank of Tazewell County by merger, entered into a first amendment of salary continuation agreements dated February 8, 2006 with James G. Rakes, Chairman, President and Chief Executive Officer of both the Company and National Bank, with J. Robert Buchanan, Treasurer of the Company and Executive Vice President and Chief Financial Officer of National Bank and with F. Brad Denardo, Corporate Officer of the Company and Executive Vice President and Chief Operating Officer of National Bank. On the same date, the Company entered into a first amendment of a salary continuation agreement with Marilyn B. Buhyoff, Secretary and Counsel of the Company, which agreement was also dated February 8, 2006.

The salary continuation agreements were amended for the purpose of bringing them into compliance with certain provisions of Section 409A of the Internal Revenue Code.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10(iii)(A)	First Amendment to The National Bank of Blacksburg Salary Continuation Agreement Dated February 8, 2006 for James G. Rakes.

10(iii)(A)	First Amendment to Bank of Tazewell County Salary Continuation Agreement Dated February 8, 2006 for J. Robert Buchanan.

10(iii)(A)	First Amendment to The National Bank of Blacksburg Salary Continuation Agreement Dated February 8, 2006 for F. Brad Denardo.

10(iii)(A)	First Amendment to National Bankshares, Inc. Salary Continuation Dated February 8, 2006 for Marilyn A. B. Buhyoff.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

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NATIONAL BANKSHARES, INC.

Date: December 19, 2007

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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